Exhibit 99.1

Identiv Reports Fourth Quarter and Fiscal Year 2024 Financial Results

Perform-Accelerate-Transform Strategy Implementation Underway with Strengthened Commercial Team

Santa Ana, Calif. — March 5, 2025 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID-enabled Internet of Things (IoT) solutions, today released its financial results for the fourth quarter and fiscal year ended December 31, 2024.

“The fourth quarter of 2024 marks the beginning of Identiv’s evolution into a pure play IoT solutions company,” said Identiv CEO Kirsten Newquist. “With our Perform-Accelerate-Transform strategic framework in place, we are focused on driving future growth. We are strengthening our team, adding new strategic partnerships, keeping our new product development pipeline robust, and making steady progress in the Thailand production transition. We are confident that Identiv’s capabilities and focused approach will enable us to capitalize on emerging growth opportunities and deliver meaningful returns to our shareholders.”

Financial Results for Fiscal Year 2024

Revenue for fiscal year 2024 was $26.6 million compared to $43.4 million in fiscal year 2023. Fiscal year 2024 GAAP gross margin was 1.3% and non-GAAP gross margin was 8.0%, compared to fiscal year 2023 GAAP gross margin of 13.8% and non-GAAP gross margin of 16.6%.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $28.3 million in fiscal year 2024, compared to $19.5 million in fiscal year 2023. Non-GAAP operating expenses were $17.9 million in fiscal year 2024, compared to $16.7 million in the fiscal year 2023. Fiscal year 2024 GAAP operating expenses included $6.2 million in strategic transaction-related costs and $3.5 million in stock-based compensation.

Fiscal year 2024 GAAP net loss from continuing operations was ($25.9) million, or ($1.14) per basic and diluted share, compared to GAAP net loss from continuing operations of ($13.9) million, or ($0.66) per basic and diluted share, in fiscal year 2023.

Non-GAAP adjusted EBITDA loss in fiscal year 2024 was ($15.8) million, compared to ($9.5) million in fiscal year 2023.

Financial Results for Fiscal Fourth Quarter 2024

Revenue for the fourth quarter of 2024 was $6.7 million, compared to $11.3 million in the fourth quarter of 2023. Fourth quarter 2024 GAAP gross margin was (14.9%) and non-GAAP gross margin was (5.2%), compared to fourth quarter 2023 GAAP gross margin of 16.2% and non-GAAP gross margin of 19.5%.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $5.6 million in the fourth quarter of 2024, compared to $5.2 million in the fourth quarter of 2023. Non-GAAP operating expenses were $4.1 million in the fourth quarter of 2024, compared to $4.1 million in the fourth quarter of 2023.

Fourth quarter 2024 GAAP net loss from continuing operations was ($4.3) million, or ($0.19) per basic and diluted share, compared to GAAP net loss from continuing operations of ($3.3) million, or ($0.16) per basic and diluted share, in the fourth quarter of 2023.

Non-GAAP adjusted EBITDA loss in the fourth quarter of 2024 was ($4.5) million, compared to ($1.9) million in the fourth quarter of 2023.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For fiscal Q1 2025, management currently expects net revenue to be in the range of $4.8 million to $5.1 million.

Conference Call

Identiv management will hold a conference call today, March 5, 2025, at 5:00 p.m. EST (2:00 p.m. PST) to discuss the company’s fourth quarter and fiscal year 2024 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free: 888-506-0062

International Number: +1 973-528-0011

Call ID: 652910

Webcast link: Register and Join

The teleconference replay will be available through March 19, 2025, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 51938.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s full-circle RFID-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 1.5 billion applications worldwide, drive innovation across healthcare, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation.

Non-GAAP adjusted EBITDA excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), net interest income (expense), net foreign currency gains (losses), stock-based compensation, amortization and depreciation, restructuring and severance, gain on investment and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s expectations regarding future operating and financial outlook and performance, including 2025 first quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; Identiv’s beliefs that its capabilities and focused approach will enable it to capitalize on emerging growth opportunities and deliver meaningful returns to shareholders; and Identiv’s expectations regarding its team, new strategic partnerships, new product development pipeline and Thailand production transition. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy, including, but not limited to, its capital allocation plan and organic and inorganic growth; changes in uses of capital; Identiv’s ability to capitalize on trends in its business; the effect of the change in management following the completion of the asset sale transaction; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships; changes in Identiv’s strategies and capital allocation framework; industry trends and seasonality; the impact of macroeconomic conditions and customer demand, inflation and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenue	$6,697	$11,348	$26,628	$43,445
Cost of revenue	7,692	9,507	26,288	37,435

Gross profit	(995)	1,841	340	6,010

Operating expenses:
Research and development	922	1,249	3,887	4,399
Selling and marketing	1,073	1,102	5,727	5,627
General and administrative	3,095	2,755	18,147	9,332
Restructuring and severance	540	111	540	157

Total operating expenses	5,630	5,217	28,301	19,515

Loss from continuing operations	(6,625)	(3,376)	(27,961)	(13,505)
Non-operating income (expense):
Interest income (expense), net	1,344	(76)	1,352	(427)
Gain on investment	—	—	—	132
Foreign currency gains (losses), net	733	177	788	(10)

Loss from continuing operations before income tax provision	(4,548)	(3,275)	(25,821)	(13,810)
Income tax (provision) benefit	271	(50)	(90)	(65)

Net loss from continuing operations	(4,277)	(3,325)	(25,911)	(13,875)
Income from discontinued operations, net of tax:
Income (loss) from Physical Security Business, net of tax	—	1,721	(2,737)	8,386
Gain on sale of Physical Security Business, net of tax	1,795	—	101,341	—

Total income from discontinued operations, net of tax	1,795	1,721	98,604	8,386

Net income (loss)	(2,482)	(1,604)	72,693	(5,489)
Cumulative dividends on Series B convertible preferred stock	(201)	(319)	(883)	(1,266)

Net income (loss) available to common stockholders	$(2,683)	$(1,923)	$71,810	$(6,755)

Net income (loss) per common share:
Basic and diluted - continuing operations	$(0.19)	$(0.16)	$(1.14)	$(0.66)
Basic and diluted - discontinued operations	$0.08	$0.07	$4.18	$0.36
Basic and diluted - net income (loss)	$(0.11)	$(0.08)	$3.05	$(0.29)
Weighted average common shares outstanding:
Basic and diluted	23,833	23,248	23,581	23,068

Identiv, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2024	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$135,646	$145,361	$23,312
Restricted cash	300	384	1,072
Accounts receivable, net of allowances	4,214	4,848	7,174
Inventories	7,475	10,710	12,649
Prepaid expenses and other current assets	2,936	4,700	2,170
Current assets held-for-sale	—	—	33,109

Total current assets	150,571	166,003	79,486
Property and equipment, net	7,694	8,203	8,472
Operating lease right-of-use assets	2,000	2,110	2,289
Other assets	686	713	678
Non-current assets held-for-sale	—	—	18,798

Total assets	$160,951	$177,029	$109,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,746	$6,035	$5,445
Financial liabilities	—	—	9,949
Operating lease liabilities	852	880	782
Accrued compensation and related benefits	862	1,321	1,376
Accrued income taxes payable	1,173	7,180	104
Other accrued expenses and liabilities	2,179	3,595	917
Current liabilities held-for-sale	—	—	12,209

Total current liabilities	7,812	19,011	30,782
Long-term operating lease liabilities	1,167	1,251	1,507
Other long-term liabilities	29	27	26
Non-current liabilities held-for-sale	—	—	3,136

Total liabilities	9,008	20,289	35,451
Total stockholders’ equity	151,943	156,740	74,272

Total liabilities and stockholders’ equity	$160,951	$177,029	$109,723

Identiv, Inc.

Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations

(in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit	$(995)	$1,841	$340	$6,010

Reconciling items included in GAAP gross profit:
Stock-based compensation	3	8	20	35
Amortization and depreciation	643	361	1,773	1,184

Total reconciling items included in GAAP gross profit	646	369	1,793	1,219

Non-GAAP gross profit	$(349)	$2,210	$2,133	$7,229

Non-GAAP gross margin	-5%	19%	8%	17%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$5,630	$5,217	$28,301	$19,515

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(873)	(555)	(3,456)	(2,033)
Amortization and depreciation	(52)	(37)	(206)	(169)
Strategic transaction-related costs	(55)	(435)	(6,175)	(435)
Restructuring and severance	(540)	(111)	(540)	(157)

Total reconciling items included in GAAP operating expenses	(1,520)	(1,138)	(10,377)	(2,794)

Non-GAAP operating expenses	$4,110	$4,079	$17,924	$16,721

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss from continuing operations	$(4,277)	$(3,325)	$(25,911)	$(13,875)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	(271)	50	90	65
Interest income (expense), net	(1,344)	76	(1,352)	427
Foreign currency gains (losses), net	(733)	(177)	(788)	10
Stock-based compensation	876	563	3,476	2,068
Amortization and depreciation	695	398	1,979	1,353
Strategic transaction-related costs	55	435	6,175	435
Gain on investment	—	—	—	(132)
Restructuring and severance	540	111	540	157

Total reconciling items included in GAAP net loss from continuing operations	(182)	1,456	10,120	4,383

Non-GAAP adjusted EBITDA	$(4,459)	$(1,869)	$(15,791)	$(9,492)